Exhibit 4.1(a)

                            CONSULTING AGREEMENT

      This Consulting Agreement (the "Consulting Agreement") made as of May 22, 2002, by and between Jay M. Schwartz, Boca Raton, Florida
("Consultant") and Bravo! Foods International Corp., 11300 U.S. Highway 1, Suite 202, North Palm Beach, Florida 33408 (the "Company").

                                 WITNESSETH

      WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

      WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

      WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

      1.    APPOINTMENT.
            -----------

      The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

      2.    TERM.
            ----

      The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 21, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

      3.    SERVICES.
            --------

      During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

            (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

            (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

            (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

      4.    DUTIES OF THE COMPANY.
            ---------------------

      The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

      5.    COMPENSATION.
            ------------

      The Company will immediately grant Consultant the option to purchase 500,000 shares of the Company's Common Stock valued at $.33 per share and 250,000 shares of the Company's Common Stock valued at $.50 per share, which option shall expire and on May 21, 2003 at 5:00 P.M. P.S.T. , subject always to the terms and conditions of with this Agreement. Provided, that the Company shall have the right to compel exercise of the options granted by this Agreement upon the Company's common stock having a closing bid price of $1.00 per share or better on the NASD OTC bulleting board (or successor quoting service) for thirty (30) consecutive trading days. Consultant in providing the foregoing services shall be reimbursed for any preapproved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

      6.    REPRESENTATION AND INDEMNIFICATION.
            ----------------------------------

      The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

      7.    MISCELLANEOUS.
            -------------

      Termination: Either Party upon written notice to the other Party may terminate This Agreement for any reason, which termination shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

      Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

      Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

      Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

      Assignment: The Options under this Agreement are assignable at the discretion of the Consultant and subject to the applicable federal and state securities laws.

      Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by Delaware law, without choice of law considerations. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

      IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

BRAVO! FOODS INTERNATIONAL CORP.       CONSULTANT



________________________    ____       _______________________
Roy G. Warren, CEO and                 Jay M. Schwartz
Director


Exhibit 4.1(b)

                            CONSULTING AGREEMENT

      This Consulting Agreement (the "Consulting Agreement") made as of May 22, 2002, by and between Kenneth S. Frisman, Boca Raton, Florida
("Consultant") and Bravo! Foods International Corp., 11300 U.S. Highway 1, Suite 202, North Palm Beach, Florida 33408 (the "Company").

                                 WITNESSETH

      WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

      WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

      WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

      1.    APPOINTMENT.
            -----------

      The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

      2.    TERM.
            ----

      The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 21, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

      3.    SERVICES.
            --------

      During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

            (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

            (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

            (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

      4.    DUTIES OF THE COMPANY.
            ---------------------

      The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

      5.    COMPENSATION.
            ------------

      The Company will immediately grant Consultant the option to purchase 500,000 shares of the Company's Common Stock valued at $.33 per share and 250,000 shares of the Company's Common Stock valued at $.50 per share, which option shall expire and on May 21, 2003 at 5:00 P.M. P.S.T. , subject always to the terms and conditions of with this Agreement. Provided, that the Company shall have the right to compel exercise of the options granted by this Agreement upon the Company's common stock having a closing bid price of $1.00 per share or better on the

NASD OTC bulleting board (or successor quoting service) for thirty (30) consecutive trading days. Consultant in providing the foregoing services shall be reimbursed for any preapproved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

      6.    REPRESENTATION AND INDEMNIFICATION.
            ----------------------------------

      The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

      7.    MISCELLANEOUS.
            -------------

      Termination: Either Party upon written notice to the other Party may terminate This Agreement for any reason, which termination shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

      Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

      Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

      Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

      Assignment: The Options under this Agreement are assignable at the discretion of the Consultant and subject to the applicable federal and state securities laws.

      Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by Delaware law, without choice of law considerations. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

      IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

BRAVO! FOODS INTERNATIONAL CORP.       CONSULTANT



________________________               _______________________
Roy G. Warren, CEO and                 Kenneth S. Frisman
Director


Exhibit 4.1(c)

                            CONSULTING AGREEMENT

      This Consulting Agreement (the "Consulting Agreement") made as of May 22, 2002, by and between Mark H. Sakoff, Delray Beach, Florida
("Consultant") and Bravo! Foods International Corp., 11300 U.S. Highway 1, Suite 202, North Palm Beach, Florida 33408 (the "Company").

                                 WITNESSETH

      WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

      WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

      WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company,

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

      1.    APPOINTMENT.
            -----------

      The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

      2.    TERM.
            ----

      The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on May 21, 2003, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

      3.    SERVICES.
            --------

      During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

            (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

            (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

            (c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

      4.    DUTIES OF THE COMPANY.
            ---------------------

      The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

      5.    COMPENSATION.
            ------------

      The Company will immediately grant Consultant the option to purchase 150,000 shares of the Company's Common Stock valued at $.33 per share and 60,000 shares of the Company's Common Stock valued at $.50 per share, which option shall expire and on May 21, 2003 at 5:00 P.M. P.S.T. , subject always to the terms and conditions of with this Agreement. Provided, that the Company shall have the right to compel exercise of the options granted by this Agreement upon the Company's common stock having a closing bid price of $1.00 per share or better on the NASD OTC bulleting board (or successor quoting service) for thirty (30) consecutive trading days. Consultant in providing the foregoing services shall be reimbursed for any preapproved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

      6.    REPRESENTATION AND INDEMNIFICATION.
            ----------------------------------

      The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

      7.    MISCELLANEOUS.
            -------------

      Termination: Either Party upon written notice to the other Party may terminate This Agreement for any reason, which termination shall be effective five (5) business days from the date of such notice. This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

      Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

      Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

      Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

      Assignment: The Options under this Agreement are assignable at the discretion of the Consultant and subject to the applicable federal and state securities laws.

      Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by Delaware law, without choice of law considerations. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

      IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

BRAVO! FOODS INTERNATIONAL CORP.       CONSULTANT



________________________               _______________________
Roy G. Warren, CEO and                 Mark H. Sakoff
Director